Exhibit 99.1
TRIDENT MICROSYSTEMS, INC. RECEIVES NASDAQ EXTENSION
AND NOTICE REGARDING FAILURE TO HOLD ANNUAL MEETING
SANTA CLARA, Calif., July 9/PRNewswire-FirstCall/ — Trident Microsystems, Inc. (Nasdaq: TRID - News) a leading provider of digital TV technology for the consumer digital video marketplace, announced that on July 2, 2007 it received a letter from The Nasdaq Stock Market, stating that the Company has failed to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq as required by Marketplace Rule 4350(e) and 4350(g). Accordingly, the letter states that the failure to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq serve as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. In addition, on July 6, 2007, the Company received the decision of the Nasdaq Listing and Hearing Review Council (Listing Council) granting the Company an extension, until July 16, 2007, to demonstrate compliance with all of the Nasdaq continued listing requirements previously announced by the Company. The Listing Council decision indicated that the Company’s failure to hold an annual meeting of shareholders is considered a separate and new deficiency that is still subject to review if the Company regains compliance with its filing requirements.
As previously announced, Nasdaq initially informed the Company on October 2, 2006 that its securities were subject to delisting for failure to timely file its Form 10-K for the fiscal year ended June 30, 2006. The Company subsequently received three additional notices from the Nasdaq Stock Market stating that the Company’s failure to timely file its quarterly reports on Form 10-Q for the quarters ended September 30, 2006, December 31, 2006 and March 31, 2007 serve as an additional basis for delisting the Company’s securities.
The Company requested and subsequently attended a hearing before the Nasdaq Listing Qualifications Panel (Listing Panel), which was held on November 16, 2006, to appeal the staff determination and presented a plan to cure the filing deficiencies and regain compliance. On January 16, 2007, Nasdaq notified the Company that an exception had been granted, and that it would continue to list the Company’s shares on the Nasdaq Global Market, provided that the Company file its Form 10-K for fiscal 2006, its Form 10-Q for the first quarter of fiscal 2007, and all required restatements on or before April 2, 2007. The Company appealed this decision to the Listing Council, which decided to review the decision of the Listing Panel, and stayed the decision to suspend the Company’s securities from trading, pending further action by the Listing Council.
On July 6, 2007, the Company received the decision of the Listing Council concerning the Company’s appeal of the Listing Panel’s decision described above. In its decision, the Listing Council exercised its maximum discretionary authority and according to the limits of its authority, under Marketplace Rule 4802(b), granted the Company an extension to demonstrate compliance with all of the Nasdaq continued listing requirements until July 16, 2007. The Company has submitted a request to the Nasdaq Board of Directors for a further short extension of time, beyond July 16, 2007, by which it must come into compliance with all of the listing requirements, and requested a continued stay of the decision to delist its common stock. The Company is aware that recently other companies have successfully appealed Listing Council decisions to the Nasdaq Board of Directors. However, there can be no assurance that the outcome of an appeal to the Nasdaq Board of Directors, if heard, will be favorable to the Company.
The Company has also requested an extension of time from the Listing Panel within which to comply with the requirement to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq.
The Company is working diligently to bring itself current with its periodic filing responsibilities by the deadline imposed by Nasdaq, however, not all factors affecting the date of filing of the Company’s restatement are within the Company’s control, and the Company does not expect to file its outstanding periodic reports by July 16, 2007. However, if the Nasdaq Board of Directors does not hear the Company’s appeal prior to July 16, 2007, or denies the Company’s request for an extension beyond July 16, 2007, its stock will be delisted from the Nasdaq Global Market as of the opening of trading on July 18, 2007.
About Trident Microsystems, Inc.
     Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, DCRT and digital set-top boxes. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
Forward Looking Statements
This press release contains forward-looking statements regarding the Company’s plans to become current in its periodic report filing requirements, its requirement to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq, and possible action by the Nasdaq Board of Directors on the Company’s appeal of the Listing Council decision. These forward looking statements are subject to risks and uncertainties, and actual results could differ materially from those projected. These risks and uncertainties include, but are not limited to, the results of the of the Company’s appeal to the Nasdaq Board of Directors, and its request for an extension of time within which to hold an annual meeting of shareholders. However if the Nasdaq Board of Directors does not hear the Company’s appeal prior to July 16, 2007, or denies its request for an extension beyond July 16, 2007, the Company’s stock will be delisted from the Nasdaq Global Market as of the opening of trading on July 18, 2007. If the Company is delisted, the Company may apply for listing on another exchange. However, there is no assurance that the Company will meet the requirements for initial listing or maintain compliance with the continued listing requirements of such an exchange. Delisting from the Nasdaq Global Market would adversely affect the trading price of the Company’s common stock and significantly limit the liquidity of its common stock. Information regarding other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. DPTV™, SVP™ WX, SVP™ UX, SVP™ PXP and SVP™ CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.